                                ACTEL CORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 27, 2003



TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Actel Corporation, a California corporation (Actel), will be held on June 27, 2003, at 10:00 a.m. PDT at the Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054, for the following purpose only:

     o    To approve Actel's 2003 Director Stock Option Plan.

     Only shareholders of record at the close of business on May 30, 2003, are entitled to notice of and to vote at the Special Meeting. On May 30, 2003, 24,599,399 shares of Actel's Common Stock were issued and outstanding.

     All shareholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose. Any shareholder attending the Special Meeting may vote in person even if such shareholder has returned a proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             David L. Van De Hey
                                             Secretary
Sunnyvale, California
June 2, 2003

                                ACTEL CORPORATION

                     --------------------------------------

                               PROXY STATEMENT FOR

                         SPECIAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON JUNE 27, 2003




     The enclosed Proxy is solicited on behalf of the Board of Directors of Actel Corporation, a California corporation, for use at a Special Meeting of Shareholders to be held on Friday, June 27, 2003, at 10:00 a.m. PDT, and at any adjournments of the Special Meeting for the purpose set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054. The telephone number at that address is (408) 496-6400. In this Proxy Statement, Actel Corporation is referred to as "we," "us," and "our."

     These proxy solicitation materials were mailed on or about June 5, 2003, to all shareholders entitled to vote at the Special Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

     Holders of record of our Common Stock at the close of business on May 30, 2003 (Record Date), are entitled to notice of and to vote at the Special Meeting. At the Record Date, 24,599,399 shares of our Common Stock were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or
(ii) attending the Special Meeting and voting in person. Our principal executive offices are located at 955 East Arques Avenue, Sunnyvale, California 94086. Our telephone number at that address is (408) 739-1010.

Voting and Solicitation

     Each shareholder is entitled to one vote for each share held on all matters.

     This solicitation of proxies is made by our Board of Directors and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers, or regular employees without payment of additional compensation. We have retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC to solicit proxies for a services fee estimated at $7,500, plus the reimbursement of customary expenses incurred during the distribution of proxy materials and solicitation of shareholders.

Required Vote

     The quorum required to conduct business at the Special Meeting or any adjournments of the Special Meeting is a majority of the shares of our Common Stock issued and outstanding on the Record Date. If a quorum is present, the affirmative vote of a majority of the shares represented at the Special Meeting and "entitled to vote" are required to approve the 2003 Director Stock Option Plan.

     Although there is no definitive California statute or case law as to the proper treatment of abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of shares represented and "entitled to vote." In the absence of controlling precedent to the contrary, we intend to treat abstentions in the manner described in this paragraph.

Deadline for Receipt of Shareholder Proposals

     In order to be considered for inclusion in our proxy statement and form of proxy relating to our 2004 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than December 18, 2003. In addition, under our Bylaws, a shareholder wishing to nominate a person for election to the Board of Directors or make a proposal at the 2004 Annual Meeting of Shareholders must submit notice of such nomination or proposal to our Secretary 90 to 120 days before the meeting.

Share Ownership

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person who we believe owned beneficially more than 5% of our outstanding shares of Common Stock as of the Record Date:

                                                                                          Amount and
                                                                                           Nature of
                                                                                          Beneficial      Percent of
                         Name and Address of Beneficial Owner                              Ownership       Class (1)
-----------------------------------------------------------------------------------       -------------   ----------

Dalton, Greiner, Hartman, Maher & Co...............................................       1,251,565 (2)      5.1%
     565 Fifth Ave., Suite 2101
     New York, NY 10017

Neuberger Berman, Inc..............................................................       2,564,909 (3)     10.4%
     605 Third Ave.
     New York, NY, 10158-3698

Wellington Management Company, LLP.................................................       2,133,800 (4)      8.7%
     75 State Street
     Boston, Massachusetts  02109

----------------------------------------

(1) Calculated as a percentage of shares of our Common Stock outstanding as of the Record Date.

(2) As reported by the beneficial owner as of December 31, 2002, in a Schedule 13G filed with the Securities and Exchange Commission (SEC) on January 28, 2003. The reporting person, which is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, has sole voting power with respect to 1,102,565 shares of Common Stock and sole dispositive power with respect to 1,251,565 shares of Common Stock.

(3) As reported by the beneficial owner as of December 31, 2002, in a Schedule 13G (Amendment No. 2) filed with the SEC on February 12, 2003. The reporting person has sole voting power with respect to 82,759 shares of Common Stock, shared voting power with respect to 1,689,700 shares of Common Stock, and shared dispositive power with respect to 2,564,909 shares of Common Stock. The reporting person, which is an investment company and a parent holding company, owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC is an investment advisor and broker/dealer with discretion. Neuberger Berman Management Inc. is an investment advisor to a Series of Public Mutual Funds. Neuberger Berman Genesis Fund Portfolio, a series of Equity Managers Trust, beneficially owns 1,618,000 shares of Common Stock. Neuberger Berman, LLC serves as sub-adviser and Neuberger Berman Management Inc. serves as investment manager of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose of changing or influencing the control of the issuer. The balance of the shares with respect to which the reporting person has shared voting power is held by Neuberger Berman's various other Funds. Neuberger Berman, LLC is the sub-advisor to such Funds. Neuberger Berman, LLC also has the sole power to vote the shares of many unrelated clients. The clients are the actual owners of those shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. The balance of the shares with respect to which the reporting person has shared dispositive power is for individual client accounts.

(4) As reported by the beneficial owner as of December 31, 2002, in a Schedule 13G (Amendment No. 1) filed with the SEC on February 13, 2003. The reporting person, which is an investment adviser and a parent holding company or control person, has shared voting power with respect to 1,325,300 shares of Common Stock and shared dispositive power with respect to 2,133,800 shares of Common Stock. The shares were acquired by Wellington Trust Company, NA, 75 State Street, Boston MA 02109, a wholly owned subsidiary of Wellington Management Company, LLP and a bank as defined in
     Section 3(a)(6) of the Exchange Act of 1934, as amended (Exchange Act). The shares are owned of record by clients of the reporting person. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares.


          PROPOSAL NO. 1 -- APPROVAL OF 2003 DIRECTOR STOCK OPTION PLAN

     We are seeking shareholder approval of the 2003 Director Stock Option Plan (2003 Director Plan) at the Special Meeting to attract and retain qualified outside directors, encourage their continued service on the Board, and foster their continued independence. According to the Aon Consulting/Radford Division Overall Practices Report, 94% of public companies responding to the 2002 Radford Total Compensation Survey provide stock options to their outside directors. For semiconductor companies, the rate was 97% overall and 100% in Northern California. We believe that the inability to grant stock options to outside directors would put us at a serious competitive disadvantage in recruiting and retaining qualified independent directors at a time when corporate governance developments, most notably the Sarbanes-Oxley Act of 2002, have made it both more difficult and more important to find and keep directors who possess the requisite financial and business expertise to make valuable contributions to the effectiveness of the Board.

     The Board of Directors recommends that shareholders vote "FOR" the 2003 Director Plan. An abstention will have the same effect as a vote "AGAINST" approval of the 2003 Director Plan.

Background

     Cash Compensation

     As compensation for their services, directors who are not employees receive an annual retainer of $18,000. The chairs of the Audit, Compensation, and Nominating and Governance Committees and the Audit Committee Financial Expert receive an additional $5,000 annual retainer. Directors also receive $2,000 for each Board meeting attended in person, $1,000 for each committee meeting attended in person, and $750 for each Board and committee meeting attended by telephone. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties.

     Stock Options

     Our 1993 Directors' Stock Option Plan (1993 Director Plan) provides for the grant of nonstatutory stock options to nonemployee directors. For disclosure regarding the approximate dollar value and number of options to purchase shares that were allocated to directors under the 1993 Director Plan in the last fiscal year, see "Director Plan Benefits" below. On August 1, 2003, our nonemployee directors (Messrs. Fiebiger, Henkens, Jacobsson, Perret, and Spencer) will each receive an option under the 1993 Director Plan to purchase 5,000 shares of our Common Stock at the fair market value on the date of grant. The options will vest and become exercisable (subject to continued service) on the date of our Annual Meeting of Shareholders in 2007. By its terms, the 1993 Director Plan will terminate on August 2, 2003.

     At our Annual Meeting of Shareholders held on May 23, 2003, we submitted a proposal to amend and restate our 1993 Director Plan (Annual Meeting Proposal). The Annual Meeting Proposal included amendments to the 1993 Director Plan that, among other things, extended the term of the Plan by ten years. The Annual Meeting Proposal was not approved by shareholders at our 2003 Annual Meeting, so the 1993 Director Plan will expire on August 2, 2003.

     We feel strongly that a director stock option plan is essential to attract and retain qualified outside directors, encourage their continued service on the Board, and foster their continued independence. At a meeting held immediately after our 2003 Annual Meeting of Shareholders, our Board of Directors approved the 2003 Director Plan and called the Special Meeting to seek shareholder approval of the Plan. The 2003 Director Plan includes several material changes to the Annual Meeting Proposal intended to make the 2003 Director Plan acceptable to more shareholders:

     o Under the 2003 Director Plan, 500,000 shares are issuable. Under the Annual Meeting Proposal, an automatic annual replenishment "top-off" feature provided that a total of 100,000 shares became available for issuance under the Plan on the first day of each fiscal year. As a result, 1,000,000 shares were potentially issuable under the Annual Meeting Proposal.

     o The 2003 Director Plan prohibits option repricings unless we first obtain the approval of our shareholders. This prohibition includes all option exchange programs, irrespective of the accounting treatment. The Annual Meeting Proposal also prohibited option repricings without shareholder approval, but permitted cancellation/replacement awards that did not result in variable accounting.

     o Under the 2003 Director Plan, no outstanding options will be amended and no accounting charge will be incurred if the Plan is approved. Under the Annual Meeting Proposal, certain outstanding options would have been amended, including some with exercise prices that were less than the fair market value of our Common Stock on the date of the 2003 Annual Meeting. Consequently, approval of the Annual Meeting Proposal would have resulted in current and potentially future accounting charges.

Summary of the 2003 Director Plan

     The essential features of the 2003 Director Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to the 2003 Director Plan, a copy of which is appended to this Proxy Statement.

     The 2003 Director Plan is not a qualified deferred  compensation plan under
Section 401(a) of the Code and it is not subject to ERISA.

     Purposes

     The purposes of the 2003 Director Plan are to attract and retain the best available personnel for service as outside directors, to provide additional incentive to such nonemployee directors, and to encourage their continued service on the Board.

     Administration

     The 2003 Director Plan is designed to operate automatically without requiring administration. To the extent administration is necessary, it is provided by the Board. The interpretation and construction of any provision of the 2003 Director Plan by the Board shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 2003 Director Plan.

     The 2003 Director Plan prohibits the Board from repricing any outstanding option, including by means of option exchange, unless shareholder approval is first obtained.

     Terms of Options

     The 2003 Director Plan provides that each eligible director shall be granted an initial option to purchase 12,500 shares of our Common Stock on the date on which such person first becomes an eligible director and an additional option to purchase 12,500 shares of our Common Stock on each subsequent date that such person is elected as a director at an annual meeting of our shareholders.

     All but one of our directors (Mr. East) is eligible to receive option grants under the 2003 Director Plan. Options granted under the 2003 Director Plan expire 10 years after the date of grant. Each option is evidenced by a stock option agreement.

          Vesting and Exercise of the Options

          Under the 2003 Director Plan, all options become exercisable on the date of the first annual meeting of shareholders following the date of grant, subject to the optionee remaining a director until that annual meeting.

          An option is exercised by giving written notice of exercise, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The consideration to be paid for shares issued upon exercise of options granted under the Director Plan, including the method of payment, shall be determined by the administrators and may consist entirely of (i) cash, (ii) check, (iii) previously owned shares of Common Stock (held for at least 6 months if acquired from the Company), (iv) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the option and delivery of the amount of sale or loan proceeds required to pay the exercise price (subject to compliance with applicable laws, including the Sarbanes-Oxley Act of
     2002), or (v) any combination of the foregoing methods.

          Option Price

          The exercise price for options granted under the 2003 Director Plan is the fair market value of our Common Stock on the date of grant. The fair market value of a share of our Common Stock is the closing sales price for such stock as quoted on the Nasdaq National Market on the date of grant.

          Termination of Status as a Director

          The 2003 Director Plan provides that an optionee may exercise an option within four years after the date he or she ceases to serve as a director, provided that the option is exercised no later than its original expiration date.

          Nontransferability of Options

          Except as determined otherwise by the Board, an option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

     Stock Subject to the Option Plan

     The total number of shares of our Common Stock reserved for issuance under the 2003 Director Plan is 500,000.

     Adjustments; Dissolution; Mergers and Asset Sales

     In the event any change, such as a stock split or dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of our Common Stock without receipt of consideration, an appropriate adjustment shall be made in the number of shares under the 2003 Director Plan and the price per share covered by each outstanding option. In the event of a dissolution or liquidation, all outstanding options will terminate immediately prior to the consummation of such action. In the event of a merger with or into another corporation or a sale of all or substantially all of our assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume such options or to substitute equivalent options, each outstanding option shall become fully vested and exercisable. If the options are assumed or substituted by the successor corporation, if the director is subsequently terminated from the Board, other than pursuant to a voluntary resignation that is not requested by the successor corporation or the director's ceasing service due to his or her death or permanent and total disability, his or her options will become fully vested and exercisable.

     Amendment and Termination

     The Board may amend or terminate the 2003 Director Plan at any time, but any such action shall not adversely affect any stock option then outstanding under the 2003 Director Plan without the consent of the holder of the option. To the extent necessary and desirable to comply with any applicable law or regulation, shareholder approval of any amendment to the 2003 Director Plan shall be obtained in such a manner and to such a degree as required. If approved by our shareholders pursuant to this Proposal, the 2003 Director Plan will terminate on June 27, 2013. Any options outstanding under the 2003 Director Plan at the time of its termination shall remain outstanding until they expire by their terms.

Certain Federal Income Tax Information

     Options granted under the 2003 Director Plan are nonstatutory options. An optionee will not recognize any taxable income at the time of grant of a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Because the optionee is a director and therefore subject to Section 16 of the Exchange Act, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. We will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of 2003 Director Plan transactions is based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be complete, and does not describe foreign, state, or local tax consequences.

     The following table summarizes the approximate dollar value and number of option shares granted under the 1993 Director Plan in 2002 to (i) each director who is not an executive officer and (ii) all directors who are not executive officers as a group. Only directors who are not also executive officers are eligible to receive options under the 1993 Director Plan and the 2003 Director Plan.

                             Director Plan Benefits

                                                                                         1993 Director Plan (1)
                                                                                    ---------------------------------
                                                                                                           Number of
                                                                                                            Option
                                                                                      Dollar Value          Shares
                                  Name and Position                                       (2)              Granted
--------------------------------------------------------------------------------    ---------------       -----------


Jos C. Henkens (3)..............................................................    $        13,850             5,000
   Director

Jacob S. Jacobsson (3)..........................................................             13,850             5,000
   Director

Henry L. Perret (4).............................................................                  -                 -
   Director

Robert G. Spencer (3)...........................................................             13,850             5,000
   Director

James R. Fiebiger (3)...........................................................             13,850             5,000
   Director
                                                                                    ---------------       -----------
Non-Executive Officer Director Group (6 persons)................................    $        69,250            25,000
                                                                                    ===============       ===========

----------------------------------------

(1) Future benefits under the 2003 Director Plan are not determinable because the value of options depends on the market price of our Common Stock on the date of grant.


(2) Indicates the difference between the exercise price at which shares were granted under the 1993 Director Plan and $17.27, the closing price of our Common Stock on January 3, 2003, the last business day in our 2002 fiscal year. However, none of the options was exercisable in 2002.

(3)  Option vests on the date of our Annual Meeting of Shareholders in 2006.

(4) Mr. Perret was elected to our Board of Directors on January 17, 2003, when he received an initial option grant for 15,000 shares under the 1993
     Director Plan. The option vests as to 25% of the shares subject to the option on the dates of our Annual Meeting of Shareholders in 2004, 2005, 2006, and 2007.

     The following table summarizes as of January 5, 2003, the number of securities to be issued upon the exercise of outstanding derivative securities (options, warrants, and rights); the weighted-average exercise price of the outstanding derivative securities; and the number of securities remaining available for future issuance under our equity compensation plans.


                                   Equity Compensation Plan Information

                                           (a)                            (b)                       (c)
                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                   outstanding options,         options, warrants and        (excluding securities
        Plan Category               warrants and rights                rights               reflected in column (a)

Equity compensation plans
approved by security holders             6,665,611                     $ 19.71                       799,450 (1)(2)

Equity compensation plans not
approved by security holders
(3)........................              1,662,249                     $ 17.65                     2,264,753

                                --------------------------    ------------------------    ------------------------
Total......................              8,327,898 (4)(5)              $ 19.26 (4)                 3,064,203 (2)

-----------------------------------------


(1) Consists of 203 shares available for issuance under our 1986 Incentive Stock Option Plan, 75,000 shares available for issuance under our 1993 Director Plan, and 724,247 shares available for issuance under our ESPP. On January 31, 2003, 188,854 shares were issued under our ESPP, leaving 535,393 available for issuance.

(2) Does not include 1,208,624 shares added to our 1986 Incentive Stock Option and 25,000 shares added to our 1993 Director Plan on January 6, 2003, under the Special replenishment provisions of those Plans.

(3) Consists of options granted and available for issuance under our 1995 Employee and Consultant Stock Plan.

(4) Does not include information for options assumed in connection with mergers and acquisitions. As of January 5, 2003, a total of 106,038 shares of Common Stock with a weighted-average exercise price of $16.34 were issuable upon exercise of such outstanding options.

(5) Does not include 20,353 shares of Common Stock issuable to Mr. East under our Deferred Compensation Plan.

Summary of 1995 Employee and Consultant Stock Plan

     The 1995 Employee and Consultant Stock Plan (1995 Plan) was adopted by our Board of Directors on March 6, 1995. The purposes of the 1995 Plan are to attract and retain the best available personnel for employee and consultant positions, to provide additional incentive to such persons, and to thereby promote the success of our business. Options granted under the 1995 Plan are nonstatutory stock options. The 1995 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code nor is it subject to ERISA.

     Administration; Eligibility; Terms of Options; Exercise of Options

     The 1995 Plan is administered by the Compensation Committee of the Board (Administrator). Options under the 1995 Plan may be granted as the Administrator determines, in its discretion, only to employees or consultants who are not directors or officers. Each option granted under the 1995 Plan is subject to a written stock option agreement. The agreement sets forth the terms and conditions of such grants, including the schedule under which the option becomes exercisable and the exercise price of the option. An option is exercised when the optionee gives written notice specifying the number of full shares of Common Stock to be purchased and tenders payment of the purchase price. Funds received by us upon exercise of an option are used for general corporate purposes.

     Termination of Status as Employee or Consultant

     If the optionee's status as an employee or consultant terminates for any reason (other than as a result of death), the optionee may, within the period of time set forth in the stock option agreement, exercise any option granted under the 1995 Plan, but only to the extent such option was exercisable on the date of such termination. To the extent that the option is not exercised within such period, the option terminates. If the optionee's status as an employee or consultant terminates as a result of death, the optionee's legal representative may exercise the entire option at any time within 12 months following the date of death. To the extent that the option is not exercised within such 12-month period, the option terminates. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

     Adjustments; Dissolution; Mergers and Asset Sales

     In the event any change, such as a stock split or dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of our Common Stock without receipt of consideration, an appropriate adjustment shall be made in the number of shares under the 1995 Plan and the price per share covered by each outstanding option. In the event of a dissolution or liquidation, all outstanding options will terminate immediately prior to the consummation of such action. In the event of a merger with or into another corporation or a sale of all or substantially all of our assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume such options or to substitute equivalent options, each outstanding option shall become fully vested and exercisable.

     Amendment and Termination

     The Board may amend or terminate the 1995 Plan at any time, but any such action shall not adversely affect any stock option then outstanding under the 1995 Plan without the consent of the holder of the option. The 1995 Plan will terminate on July 19, 2012, unless earlier terminated as described above.

                                OTHER INFORMATION

Security Ownership of Management

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by (i) each director, (ii) each officer named in the Summary Compensation Table, and (iii) all directors and officers as a group:

                                                                                         Shares         Percentage
                                                                                      Beneficially     Beneficially
                                       Name                                             Owned (1)        Owned (2)
--------------------------------------------------------------------------------      --------------   ------------
John C. East (3)................................................................             324,876       1.3%
James R. Fiebiger (3)...........................................................              11,250         *
Esmat Z. Hamdy (3)..............................................................              94,975         *
Jos C. Henkens (3)..............................................................              26,297         *
Paul V. Indaco (3)..............................................................             185,824         *
Jacob S. Jacobsson (3)..........................................................              20,000         *
Dennis G. Kish (3)..............................................................             107,810         *
Fares N. Mubarak (3)............................................................             121,255         *
Henry L. Perret.................................................................              26,238         *
Robert G. Spencer (3)...........................................................              38,166         *
All Directors and Executive Officers as a Group (14 persons) (3)................           1,262,800       4.9%

----------------------------------
*        Less than one percent.


(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

(2) Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(3) Includes for each indicated director and officer shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date: for Mr. East, 262,277 shares; for Mr. Fiebiger, 11,250 shares; for Mr. Hamdy, 55,761 shares; for Mr. Henkens, 22,500 shares; for Mr. Indaco, 181,248 shares; for Mr. Jacobsson, 20,000 shares; for Mr. Kish, 107,810 shares; for Mr. Mubarak, 121,255 shares; for Mr. Spencer, 35,500 shares; and for all directors and officers as a group, 1,112,807 shares.

Executive Compensation

     Summary of Officer Compensation

     The following table sets forth information concerning the compensation of the five mostly highly compensated executive officers who were serving as our executive officers at the end of the last completed fiscal year:

                         Summary Compensation Table (1)

                                                                                                        Long Term
                                                                                                      Compensation
                                                                                                      ------------
                                                                 Special Compensation                    Awards
                                                     ---------------------------------------------    ------------
                                                                                                       Securities
                                                                                   Other Special       Underlying
       Name and Principal Position           Year       Salary       Bonus (2)     Compensation          Options
-----------------------------------------   -------  -------------  -----------  -----------------    ------------

John C. East...........................      2002    $  381,894     $        0   $           0            120,000
   President and                             2001       362,800 (3)          0               0            125,000
   Chief Executive Officer                   2000       378,863        445,044               0            140,000

Esmat Z. Hamdy.........................      2002       280,957              0               0             45,000
   Senior Vice President of                  2001       280,957              0               0             50,000
   Technology and Operations                 2000       275,434        229,261               0             63,000

Paul V. Indaco.........................      2002       259,064              0           8,700 (4)         45,000
   Vice President of Sales                   2001       259,064              0           8,700 (4)         50,000
                                             2000       256,620        221,469           8,700 (4)         52,000

Dennis G. Kish  .......................      2002       233,257              0               0             45,000
   Vice President of Marketing               2001       235,000              0               0             50,000
                                             2000       215,697        191,760               0             65,000

Fares N. Mubarak.......................      2002       273,505              0               0             45,000
   Vice President of Engineering             2001       283,936              0               0             50,000
                                             2000       271,250        223,111               0             65,000

----------------------------------------

(1) Except as set forth in this table, there was no reportable compensation awarded to, earned by, or paid to the named executive officers in 2002.

(2)  We pay bonuses in the year following that in which the bonuses were earned.

(3) Mr. East voluntarily cut his salary from March 1 to September 1, 2001, as well as from January 16, 2003, until the present.

(4)  Other compensation related to car allowance.

     Option Grants

     The following table sets forth certain information with respect to stock options granted during 2002 to each of the executive officers named in the Summary Compensation Table:

                        Option Grants in Last Fiscal Year

                                                                                    Potential Realizable Value at
                                                                                    Assumed Special Rates of Stock
                                                                                       Price Appreciation for
                                           Individual Grants (1)                           Option Term (2)
                            ---------------------------------------------------  -----------------------------------
                                               % of
                                              Total
                                             Options
                                             Granted
                                Number of      to         Per
                               Securities   Employees    Share
                               Underlying   in Fiscal   Exercise    Expiration
           Name               Options (3)     Year       Price         Date        0%         5%             10%
------------------------    --------------  ----------  ---------   -----------  -----  -------------  -------------
John C. East...........        120,000 (4)       8.18%  $  19.73      03/14/12  $   0  $   1,488,971  $   3,773,345

Esmat Z. Hamdy.........         45,000 (4)       3.07%     19.73      03/14/12      0        558,364      1,415,004

Paul V. Indaco.........         45,000 (4)       3.07%     19.73      03/14/12      0        558,364      1,415,004

Dennis G. Kish.........         45,000 (4)       3.07%     19.73      03/14/12      0        558,364      1,415,004

Fares N. Mubarak.......         45,000 (4)       3.07%     19.73      03/14/12      0        558,364      1,415,004

----------------------------------------


(1) The exercise price of these options is equal to the fair market value of our Common Stock on the date of grant, as determined by our Board of Directors. The options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. To the extent exercisable at the time of termination, options may be exercised within six months following termination of the optionee's employment, unless termination is the result of death, in which case the options become fully vested and may be exercised at any time within 12 months following death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance.

(2) The 0%, 5%, and 10% assumed Special rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices. The "potential realizable value" was calculated at the assumed rates of appreciation using the applicable exercise price as the base.

(3) Options vest and are fully exercisable upon an involuntary termination other than "for cause," or a voluntary termination "for good reason," following a "change of control."

(4) Option begins vesting August 1, 2002, and vests 50% on August 1, 2004, then quarterly at a rate of 6.25% until August 1, 2006.

     Option Values

     The following table sets forth certain information concerning the number of options exercised during 2002 by the executive officers named in the Summary Compensation Table, as well as the number and aggregate value of shares covered by both exercisable and unexercisable stock options held by such executive officers as of January 5, 2003, the end of the fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                               Number of Securities         Value of Unexercised
                                                              Underlying Unexercised       In-the-Money Options at
                                                            Options at Fiscal Year-End       Fiscal Year-End (1)
                                                            ---------------------------    -------------------------
                                 Shares
                                 Acquired        Value                        Not                           Not
            Name               On Exercise   Realized (2)   Exercisable   Exercisable    Exercisable    Exercisable
-----------------------------  -----------   ------------   -----------   ------------  -------------  -------------
John C. East...............        135,719  $   1,490,566       249,158        318,438   $    512,477   $     68,006

Esmat Z. Hamdy.............         67,839        602,533        57,262        127,438         52,417         21,792

Paul Indaco................              -              -       164,123        127,877        555,343         47,245

Dennis G. Kish.............         10,000         73,500        87,187        147,813              -              -

Fares Mubarak..............         10,867        119,485       133,756        128,438        446,879         21,792

----------------------------------------

(1) Calculated on the basis of the difference between the closing sale price at the fiscal year end ($17.27) and the exercise price.

(2)  Calculated on the basis of the  difference  between the exercise  price and
     (i) the sale  price  when the  exercised  option is sold on the same day or
     (ii) the closing sale price on the exercise date.

     Change-in-Control Arrangements

     We have entered into Management Continuity Agreements with our executive officers, which are designed to ensure continued service in the event of a "change of control." Each Agreement provides for accelerated vesting of an officer's stock options outstanding at the time of a change in control if the officer dies or in the event of an "involuntary termination" of the officer's employment other than for "cause" following the change of control.

     We also have an Employee Retention Plan, which provides that all employees who hold unvested stock options as of the date of any "change of control" shall receive, upon remaining in our employ for six months following the date of such change of control (or earlier, if terminated other than for "cause"), an amount equal to one-third of the aggregate "spread" on their unvested options as of the date of such change of control. "Spread" is defined as the difference between the change-of-control price and the option exercise price. Payment may be made in cash, common stock, or a combination of cash and common stock.

     "Change of control" is defined as (i) acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding securities; (ii) a change of the majority of our Board of Directors within a two-year period; (iii) our merger or consolidation with any other corporation that has been approved by our shareholders, other than a merger or consolidation that would result in our voting securities outstanding immediately prior the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or (iv) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee is an officer or employee of Actel or any of its subsidiaries, and no officer or employee of Actel or any of its subsidiaries has served as a member of the Compensation Committee since Actel's initial public offering.

Compensation Committee Report

     The following report is provided to shareholders by the Compensation Committee of the Board of Directors.

     Background

     The Compensation Committee is a standing committee of the Board of Directors with the same authority as the Board to act on all compensation matters, except for actions requiring shareholder approval or related to the compensation of directors. Since Actel's incorporation in 1986, the Compensation Committee has been primarily responsible for establishing and reviewing Actel's management compensation policies. Since Actel's initial public offering in August 1993, the Compensation Committee has formally administered Actel's management compensation policies and plans, including our 1986 Incentive Stock Option Plan, 1995 Employee and Consultant Stock Plan, and 1993 Employee Stock Purchase Plan.

     No member of the Compensation Committee is a former or current officer or employee of Actel. The current members of the Compensation Committee are Jos C. Henkens, Jacob S. Jacobsson, and Frederic N. Schwettmann. Mr. Henkens has been a member of the Compensation Committee since 1988, Mr. Jacobsson since 1998, and Mr. Schwettmann since 1993. Meetings of the Compensation Committee are attended by Actel's Vice President of Human Resources and/or Chief Financial Officer, who provide background and market information and make executive compensation recommendations but do not vote on any matter before the Compensation Committee.

     Compensation Policy

     There are three major elements of Actel's executive compensation program. The first element is annual cash compensation in the form of base salary and incentive bonuses. The second element is long-term incentive stock options, which are designed to align compensation incentives with shareholder goals. The third element is compensation and employee benefits generally available to all employees of Actel, such as the 1993 Employee Stock Purchase Plan, health insurance, and a 401(k) plan.

     The Compensation Committee establishes the compensation of each officer principally by considering the average compensation for officers in similar positions with 20 companies in the semiconductor, software, and CAE industries that have annual revenues between $100 million and $999 million (Reference Group). The purpose of monitoring the Reference Group is to provide a stable and continuing frame of reference for compensation decisions. Most of the companies in the Reference Group are included in the Nasdaq Electronic Component Stocks index (see "Company Stock Performance" below). The composition of the Reference Group is subject to change from year to year based on the Committee's assessment of comparability, including the extent to which the Reference Group reflects changes occurring within Actel and in the industry as a whole. Actel's policy is to have officer compensation near the average of the Reference Group.

     After analyzing Reference Group base salaries and comparing them with the base salaries of Actel's officers, the Compensation Committee determines an annual salary increase budget. In January 2002, the Committee approved no changes to base salary. In addition, the Committee cancelled the salary increases approved for 2001, which were not implemented in 2001 in accordance with a company-wide postponement of salary increases.

     Under Actel's Executive Bonus Plan for 2002, incentive cash payments were based on Actel's revenues and profits, the achievement of corporate goals, and the growth of Actel relative to its principal competitors. The revenue and profitability objectives were established in the Plan on a sliding scale, so that the percentage achievement of each was determinable objectively at the end of the year. The corporate goals for 2002 included engineering, selling, and marketing objectives, which were weighted in the order indicated. The engineering objectives included silicon, software, and process goals. The selling objectives included sales and design-win goals. The marketing objectives included product launch and product planning goals. The revenue, profitability, and corporate goals were weighted differently under the Executive Bonus Plan for some executive officers, based on relevance to their positions, but had an aggregate weighting of 80% for all executive officers. The "competitive performance" objective accounted for the remaining 20%, and it was also determinable objectively at the end of the year. In 2002, Actel did not achieve the minimum levels required by the Executive Bonus Plan's revenue and profitability objectives. The result was that no bonuses were paid to executive officers for 2002. The Compensation Committee believes that the payment of no bonuses for 2002 was appropriate in light of Actel's operating results.

     Actel believes that executive officers should hold substantial, long-term equity stakes in Actel so that the interests of executive officers will correspond with the interests of the shareholders. As a result, stock or stock options constitute a significant portion of the compensation paid by Actel to its officers. After analyzing the practices of the Reference Group, the Compensation Committee determines an annual budget for option grants to Actel's employees and officers. In granting stock options to officers, the Compensation Committee considers a number of factors, such as the officer's position, responsibility, and equity interest in Actel, and evaluates the officer's past performance and future potential to influence the long-term growth and profitability of Actel. After taking these considerations into account, the Compensation Committee granted to Messrs. East, Hamdy, Indaco, Kish, and Mubarak in 2002 the options to purchase shares of Common Stock shown on the "Option Grants" table. All of such options were granted at the value of Actel's Common Stock on the date of grant.

     Compensation of Chief Executive Officer

     The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. In 2002, Mr. East's annual base salary remained at $381,894. An increase approved in 2001 but not implemented was cancelled. Mr. East's 2002 bonus was determined under Actel's Executive Bonus Plan in the manner described above (except that his target bonus was 90% of his base salary) and resulted in no bonus payment for 2002.

     Deductibility of Executive Compensation

     Beginning in 1994, the Code limited the federal income tax deductibility of compensation paid to Actel's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Actel may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering Actel's current compensation plans and policy, Actel and the Compensation Committee believe that, for the near future, there is little risk that Actel will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Actel's compensation plans and policy will be modified to maximize deductibility if the Compensation Committee determines that such action is in the best interests of Actel.

                                             Jos C. Henkens
                                             Jacob S. Jacobsson
                                             Frederic N. Schwettmann
Company Stock Performance

     The following graph shows a comparison of cumulative total return for our Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks. In preparing the graph, it was assumed that (i) $100 was invested on December 31, 1997, in our Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks and (ii) all dividends were reinvested.

                      Comparison of Cumulative Total Return
                                [OBJECT OMITTED]

                                      12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
                                      --------  --------  --------  --------  --------  --------
Nasdaq Stock Market..................   $100      $141      $261      $157      $125      $ 86

Nasdaq Electronic Components Stocks..   $100      $154      $287      $236      $161      $ 86

Actel Corporation....................   $100      $158      $190      $192      $158      $128


The closing sale price of our Common Stock on December 31, 2002, was $16.22. The closing sale price of our Common Stock on May 30, 2003, was $22.19.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     To our knowledge, based solely on our review of the copies of reports furnished to us, all of our directors, officers, and beneficial owners of more than ten percent of our Common Stock filed with the SEC on a timely basis all reports required by Section 16(a) of the Exchange Act during our most recent fiscal year.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             David L. Van De Hey
                                             Secretary
Dated:  June 2, 2003

WE WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF OUR SPECIAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 5, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ACTEL CORPORATION, 955 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086-4533.

                                                                       Appendix



                                ACTEL CORPORATION

                         2003 DIRECTOR STOCK OPTION PLAN



     1. Purposes of the Plan. The purposes of this 2003 Director Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be nonstatutory stock options.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the common stock of the Company.

          (d) "Company" means Actel Corporation, a Delaware corporation.

          (e) "Director" means a member of the Board.

          (f) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (i) "Inside Director" means a Director who is an Employee.

          (j) "Option" means a stock option granted pursuant to the Plan.

          (k) "Optioned Stock" means the Common Stock subject to an Option.

          (l) "Optionee" means a Director who holds an Option.

          (m) "Outside Director" means a Director who is not an Employee.

          (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) "Plan" means this 2003 Director Stock Option Plan.

          (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall not become available for future grant or sale under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration and Grants of Options under the Plan.

          (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

               (ii) Each Outside Director shall be automatically granted an Option to purchase 12,500 Shares (the "Initial Option") on the date which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive an Initial Option.

               (iii) Each Outside Director shall be automatically granted an Option to purchase 12,500 Shares (a "Subsequent Option") on the date of the Company's annual stockholder meeting of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

               (iv) The terms of Initial Options and Subsequent Options granted hereunder shall be as follows:

                    (A) the term of the Options shall be ten (10) years.

                    (B) the Options shall be exercisable  only while the Outside
               Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the  exercise  price per Share shall be 100% of the Fair
               Market Value per Share on the date of grant of the Option.

                    (D) subject to Section 10 hereof,  the Options  shall become exercisable as to 100% of the Shares subject to the Option on the date of the next annual meeting of stockholders, provided that the Optionee continues to serve as a Director until such date.

          (b) Share Shortfall. In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the total number of Shares reserved for issuance under the Plan, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through the provisions of the Plan, by action of the Board, by the stockholders approving an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares, which, in the case of Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) to the extent permitted by applicable laws, including the Sarbanes-Oxley Act of 2002, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
     Section 4 hereof and may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (including pursuant to the Optionee's death or disability), the Optionee may exercise his or her Option, but only within four (4) years following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     9. Non-Transferability of Options. Except as determined otherwise by the Board, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments, Dissolution, Merger or Asset Sale.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Board (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the purchase price per Share and the number of Shares covered by each Option which has not yet been exercised, and the number of Shares subject to Options granted pursuant to Section 4.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated (other than upon a voluntary resignation by the Optionee that is not requested by the Successor Corporation or a cessation of Board service due to the Optionee's death or permanent and total disability), the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8(b) above.

          If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

          For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Options already granted unless the Optionee's consent is obtained.

          (c) No Repricing Without Shareholder Approval. Options granted hereunder shall not be repriced, including by means of an option exchange, unless such repricing is approved in advance by the Company's stockholders.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

                                ACTEL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

                                  June 27, 2003
                        10:00 a.m. Pacific Daylight Time

                                 Embassy Suites
                               2885 Lakeside Drive
                              Santa Clara, CA 95054

Embassy Suites Santa Clara Silicon Valley is located five miles north of the San Jose International Airport at the intersection of Highway 101 and Great America Parkway exit. From Highway 101 North,take the Bowers Avenue/Great America exit and turn left. Turn right on Augustine,and then turn right on Lakeside Drive to the hotel.

[MAP]

                                      PROXY

This proxy is solicited by the Board of Directors for use at a Special Meeting on June 27, 2003. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the proposal.

By signing the proxy, you revoke all prior proxies and appoint John C. East and Jos C. Henkens, and each of them, with full power of substitution, to vote your shares on the matter shown on the reverse side at the Special Meeting and all adjournments.

                      See reverse for voting instructions.

          The Board of Directors Recommends a Vote FOR the proposal.

1.   To approve Actel Corporation's 2003 Director Stock Option Plan.
                                                 -- FOR   -- AGAINST  -- ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change?  Mark Box --
Indicate changes below:

                                      Date:
                                               ---------------------------------


                                        ----------------------------------------

                                        ----------------------------------------

                                        Signature(s) in Box.

               Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return it to Actel Corporation, c/o: Shareowner Services, P.O. Box 64873, St Paul, MN 55164-0873